Exhibit 99.1

FOR IMMEDIATE RELEASE

NEW YORK REIT APPOINTS WINTHROP AS NEW EXTERNAL ADVISOR

Winthrop and NYRT Board to Manage All Aspects of Proposed Plan of Liquidation

Company Also Enters into Transitional Extension of Advisory Agreement with Existing Advisor

Company to Hold Vote on Election of Directors on December 30, 2016

Company to Hold Vote on Plan of Liquidation on January 3, 2017

NEW YORK, NY, December 19, 2016 – New York REIT, Inc. (“NYRT” or the “Company”) (NYSE: NYRT), today announced that the Company’s Board of Directors (the “Board”) has selected Winthrop REIT Advisors LLC (“Winthrop”) to become its new external advisor. The appointment follows a thorough and diligent process conducted by the independent directors of the Company's Board of Directors (the “Board”), with the assistance of its independent legal and financial advisors, to select a new, qualified party to serve as external advisor for the Company. As part of that process, the Board contacted 31 entities to submit proposals and received a total of 14 proposals, and ultimately concluded that the appointment of Winthrop represented the best option to oversee the proposed plan of liquidation, pending stockholder approval, and to maximize value for stockholders.

NYRT also announced today that the Company has entered into an extension of its advisory agreement with its current advisor, New York Recovery Advisors, LLC (which is managed by AR Global Investments, LLC; collectively referred to as “ARG” herein), partly in order to facilitate a smooth transition to Winthrop. The extension is through March 31, 2017, although the Company can terminate it on three business days’ notice after the later of February 28, 2017 and the filing of NYRT’s 2016 Annual Report on Form 10-K (the “10-K”). This agreement with ARG is designed to enable NYRT to file its 10-K in a timely manner and in compliance with all filing, regulatory and audit requirements. After the filing of the 10-K, the Board expects ARG to conclude its services and all other advisory duties will transition to Winthrop. Commencing January 3, 2017, Winthrop will advise the Company with respect to the plan of liquidation, and manage all aspects of the proposed plan of liquidation at the Board’s direction and the Board expects to move forward expeditiously with the plan of liquidation once it is approved by the shareholders. Additional details regarding the new external management contract with Winthrop and the extension agreement with ARG will be provided in a Form 8-K to be filed today with the U.S. Securities and Exchange Commission (“SEC”).

Randolph C. Read, Chairman of the Board, commented, “We are pleased to announce the appointment of Winthrop as NYRT’s new external advisor which will be led by Wendy Silverstein. The independent directors of the Board reached this decision following a robust and comprehensive process focused on selecting the most qualified adviser to manage the proposed plan of liquidation and to maximize value for all stockholders. Following an extensive vetting process, the Board chose Winthrop and Silverstein for their deep real estate background and Winthrop’s extensive experience leading companies through liquidation events, as well as the cost savings the new contract will provide the Company over its expected term.”

Mr. Read continued, “On behalf of the Board, we would like to thank ARG for agreeing to extend its agreement, which we believe is in the best interests of stockholders and will ensure a seamless transition of the external management contract, and all the hard work of ARG and its employees in serving NYRT stockholders since its inception in 2009.”

“We are excited to have been selected as the new external advisor for NYRT and look forward to working alongside the Board to maximize value for all NYRT stockholders,” said Michael Ashner of Winthrop and Wendy Silverstein. “NYRT has an outstanding portfolio of assets and we are well prepared to work with the Board to execute the proposed plan of liquidation as expeditiously as possible, pending approval by NYRT stockholders. I also want to recognize the leadership of Randy Read in bringing the parties together” said Michael Ashner.

The Company has recently announced that it will hold two separate stockholder meetings: an annual meeting to vote on the election of directors and a special meeting to approve NYRT’s proposed plan of liquidation and dissolution. The bifurcation of meetings will allow the Company to begin liquidation accounting for the full year 2017, which will result in accounting cost savings for the Company while allowing it to remain in compliance with New York Stock Exchange annual meeting requirements. As previously announced, NYRT will hold the vote on the election of directors on December 30, 2016, and now plans to hold a vote on the plan of liquidation and dissolution on January 3, 2017. Stockholders of record at the close of business on November 10, 2016 will be entitled to vote at the meetings. The annual meeting proxy statement has been sent to stockholders and the special meeting proxy has been filed with the SEC and will be sent to stockholders following SEC review.

Mr. Ashner further stated, “We believe the bifurcation of the Annual Meeting is in the best interests of NYRT and its stockholders. WW Investors intends to vote in favor of the plan of liquidation and all the directors standing for election, and fully supports the actions of the Board.”

Additional information regarding the nominees and voting instructions can be found in the Company's preliminary proxy materials, which have been filed with the SEC.

Debevoise & Plimpton LLP, special counsel to the independent directors of the Board, as well as a nationally recognized valuation consultancy, assisted the independent directors of the Board in the RFP process. In an effort to remove any potential conflicts of interest, William M. Kahane, a member of the Board, recused himself from all deliberations relating to the RFP process.

About NYRT
NYRT is a publicly traded real estate investment trust listed on the NYSE that owns income-producing commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; the Company’s ability to complete asset sales, refinance its credit facility on favorable terms, if at all, and realize the results of its plan of liquidation; the timing of and the amount of proceeds of asset sales; the impact of the advisory transition; and other factors, many of which are beyond NYRT’s control, including other factors included in NYRT’s reports filed with the Securities and Exchange Commission (the “SEC”), particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYRT’s latest Annual Report on Form 10-K for year ended December 31, 2015, filed with the SEC on February 26, 2016, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 9, 2016, and the Preliminary Proxy Statement on Schedule 14A with respect to the plan of liquidation filed with the SEC on December 8, 2016 (the “Preliminary Liquidation Proxy”), as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information about the Plan of Liquidation and the Election of Directors and Where to Find It

The plan of liquidation and the election of directors at the Company’s 2016 annual meeting of stockholders will be submitted to the stockholders of the Company for their approval. The Company has filed the Preliminary Liquidation Proxy and a Definitive Proxy Statement on Schedule 14A with respect to the Company’s 2016 annual meeting of stockholders (the “Definitive Annual Meeting Proxy”) which have been or will be mailed or otherwise disseminated to the Company’s stockholders and expects to file with the SEC other relevant materials, including a definitive proxy statements with respect to the special meeting, when available. THE COMPANY’S STOCKHOLDERS ARE ENCOURAGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain free copies of the Preliminary Liquidation Proxy, the Definitive Annual Meeting Proxy and any other proxy statement and other relevant documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.nyrt.com.

Participants in Solicitation Relating to the Plan of Liquidation and the Election of Directors

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the plan of liquidation and the election of directors at the Company’s 2016 annual meeting of stockholders. Information regarding the Company’s directors and executive officers can be found in the Definitive Annual Meeting Proxy. Additional information regarding the interests of such potential participants has been included in the Preliminary Liquidation Proxy and will be included in any other proxy statements or other relevant documents filed with the SEC in connection with the plan of liquidation when they become available. These documents are available free of charge on the SEC’s website and from the Company’s using the sources indicated above.

Contacts

Media:	Investors:
Jonathan Keehner	Michael A. Happel	Matthew Furbish
Mahmoud Siddig	CEO and President	Director, Investor
Joele Frank, Wilkinson Brimmer Katcher	New York REIT, Inc.	Relations
jkeehner@joelefrank.com	mhappel@nyrt.com	New York REIT, Inc.
msiddig@joelefrank.com	(212) 415-6500	(212) 415-6500
(212) 355-4449